UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 9, 2010

LAKELAND BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

New Jersey	33-27312	22-2953275
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Oak Ridge Road, Oak Ridge, New Jersey	07438
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (973) 697-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On June 9, 2010, Brian Flynn was appointed as a member of the Board of Directors of Lakeland Bancorp, Inc. (“Company”) and as a member of the Board of Directors of Lakeland Bank. Mr. Flynn will serve on the Audit Committee.

Mr. Flynn is a certified public accountant and the managing partner of the New Jersey office of the regional accounting firm of O’Connor Davies Munns & Dobbins, LLP. Mr. Flynn previously served on the Boards of Directors of TD Banknorth, Inc., TD Bank, N.A. (formerly TD Banknorth, N.A.), Hudson United Bancorp and Hudson United Bank.

In connection with his appointment, Mr. Flynn was awarded a stock option under the Company’s 2009 Equity Compensation Program to purchase 25,000 shares of the Company’s common stock at an exercise price equal to the fair market value of the underlying common stock as of June 9, 2010. The option granted to Mr. Flynn is exercisable in 20% annual increments beginning on the date of the grant.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is attached to this Current Report on Form 8-K:

Exhibit 99.1	Press Release dated June 14, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKELAND BANCORP, INC.

By:	/S/ THOMAS J. SHARA
Name:	Thomas J. Shara
Title:	President and Chief Executive Officer

Dated: June 14, 2010

Exhibit Index

Exhibit Number	Description

99.1	Press Release dated June 14, 2010.

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